UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2018

Cabot Microelectronics Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

870 North Commons Drive Aurora, Illinois	60504
(Address of principal executive office)	(Zip Code)

(630) 375-6631

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on August 14, 2018, Cabot Microelectronics Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with KMG Chemicals, Inc., a Texas corporation (“KMG”), and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of the Company (“Merger Sub”), providing for the acquisition of KMG by the Company. On November 15, 2018 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into KMG, with KMG becoming a direct, wholly owned subsidiary of the Company (the “Merger”). The Merger is more fully described in Item 2.01 below. In connection with the Merger, the Company completed additional corporate and financing activities, which are more fully described in this Item 1.01.

Senior Secured Credit Facilities

On the Closing Date, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which provides for senior secured financing of up to $1,265.0 million, consisting of a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $1,065.0 million and a revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”) in an aggregate principal amount of up to $200.0 million, including a letter of credit sub-facility of up to $50.0 million.

Proceeds of the loans borrowed under the Term Loan Facility on the Closing Date were used to fund, in part, the transactions contemplated by the Merger Agreement, including the consummation of the Merger and the repayment in full of the Existing Credit Facility (as defined below) and certain of KMG’s existing indebtedness, and to pay related fees and expenses. As of the Closing Date, the Revolving Credit Facility was undrawn. Proceeds of any loans under the Revolving Credit Facility borrowed after the Closing Date and letters of credit will be used for general corporate purposes.

The Senior Facilities are guaranteed by each of the Company’s wholly owned domestic subsidiaries, including KMG and its subsidiaries, and are secured by substantially all assets of the Company and of each subsidiary guarantor, in each case subject to certain exceptions.

Borrowings under the Senior Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) a LIBO rate, subject to a 0.00% floor, or (b) a base rate, in each case plus an applicable margin of, in the case of borrowings under the Term Loan Facility, 2.25% for LIBOR loans and 1.25% for base rate loans and, in the case of borrowings under the Revolving Credit Facility, initially, 1.50% for LIBOR loans and 0.50% for base rate loans. The applicable margin for borrowings under the Revolving Credit Facility varies depending on the Company’s first lien secured net leverage ratio. The Company is also required to pay a commitment fee initially equal to 0.25% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility varies depending on the Company’s first lien secured net leverage ratio.

The Term Loan Facility matures on the seven-year anniversary of the Closing Date and amortizes in equal quarterly installments of 0.25% of the initial principal amount, starting with the first full fiscal quarter after the Closing Date. The Revolving Facility matures on the five-year anniversary of the Closing Date. In addition, the Company is required to prepay outstanding loans under the Term Loan Facility, subject to certain exceptions, with up to 50% of the Company’s annual excess cash flow, as defined under the Credit Agreement, and 100% of the net cash proceeds of certain recovery events and non-ordinary course asset sales.

The Company may generally prepay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to LIBOR rate loans. Prepayments of the Term Loan Facility in connection with certain “repricing events” resulting in a lower yield occurring at any time during the first six months after the Closing Date must be accompanied by a 1.00% prepayment premium.

The Revolving Credit Facility requires that the Company maintain a maximum first lien secured net leverage ratio, as defined in the Credit Agreement, of 4.00 to 1.00 as of the last day of each fiscal quarter if any revolving loans are outstanding, commencing with the first full fiscal quarter after the Closing Date.

The Senior Facilities contain certain affirmative and negative covenants that limit the ability of the Company, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

The Senior Facilities contain certain events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities.

The foregoing description of the Credit Agreement and the Senior Facilities is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated its Credit Agreement, dated as of February 13, 2012, as amended by that certain Amendment No. 1, dated as of June 27, 2014 (as further amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Facility”), by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, and repaid all amounts outstanding thereunder.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on November 15, 2018, the Company completed the Merger. At the effective time of the Merger (the “Effective Time”), each outstanding share of KMG common stock, par value $0.01 per share (“KMG Common Stock”), other than (i) any shares of KMG Common Stock held by KMG, the Company and their subsidiaries at the Effective Time and (ii) shares subject to a KMG Equity Award (as defined below), was automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), without interest:

•                  $55.65 in cash (the “Cash Consideration”); and

•                  0.2000 shares of common stock of the Company, par value $0.001 per share (“CMC Common Stock”).

Immediately prior to closing, each restricted stock unit award and performance stock award relating to shares of KMG Common Stock (each, a “KMG Equity Award”) granted prior to August 14, 2018 vested (with any applicable performance targets deemed satisfied at the level specified in the applicable award agreement) and were cancelled in exchange for the Merger Consideration in respect of each share of KMG Common Stock underlying the applicable KMG Equity Award. In addition, at the Effective Time, each KMG Equity Award granted on or following August 14, 2018 was converted into a corresponding award relating to shares of CMC Common Stock and will continue to vest post-closing in accordance with the terms of the applicable award agreement (which will include vesting on a qualifying termination of employment).

The aggregate amount paid by the Company as Merger Consideration was approximately $901 million in cash and approximately 3.2 million shares of CMC Common Stock.

The issuance of CMC Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-227301) (as amended, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 9, 2018. The definitive proxy statement/prospectus, dated October 9, 2018, of the Company and KMG that forms part of the Registration Statement contains additional information about the Merger and the other transactions contemplated in connection therewith.

The foregoing description of the Merger Agreement and the Merger is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On November 15, 2018, the Company issued a press release announcing the completion of the Merger, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Form 8-K report.  Such financial statements will be filed within 71 calendar days after the date that this Form 8-K report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date that this Form 8-K report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 14, 2018, among Cabot Microelectronics Corporation, KMG Chemicals, Inc. and Cobalt Merger Sub Corporation (incorporated by reference to Exhibit 2.1 of Cabot Microelectronics Corporation’s Current Report on Form 8-K filed with the SEC on August 17, 2018)

10.1	Credit Agreement, dated as of November 15, 2018, by and among Cabot Microelectronics Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release, dated November 15, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 14, 2018, among Cabot Microelectronics Corporation, KMG Chemicals, Inc. and Cobalt Merger Sub Corporation (incorporated by reference to Exhibit 2.1 of Cabot Microelectronics Corporation Current Report on Form 8-K filed with the SEC on August 17, 2018)

10.1	Credit Agreement, dated as of November 15, 2018, by and among Cabot Microelectronics Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release, dated November 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018	CABOT MICROELECTRONICS CORPORATION

	By:	/s/ Scott D. Beamer
Scott D. Beamer
Vice President and Chief Financial Officer